Exhibit 99.1

TILT Holdings Pays Down $7.5M in Senior Debt in the Fourth Quarter,
Extends Maturity of Remaining Senior Secured Notes Until February 28, 2023

Company Continues to Work Toward Signing and Closing of New Debt Facility to
Refinance Remaining Legacy Debt

PHOENIX, January 3, 2023 -- TILT Holdings Inc. (“TILT” or the “Company”) (NEO:TILT) (OTCQX: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, has retired US $7.5 million of its secured promissory notes in the fourth quarter and entered into amendments to the remaining senior secured promissory notes held by certain senior noteholders totaling US $2.1 million to extend the maturity dates of such notes from December 31, 2022 to February 28, 2023. With the payments, the Company has successfully retired approximately US $33.7 million of the US $35.8 million principal of senior secured notes that were originally scheduled to mature in November 2022.

The Company has also signed a fifth amendment (the “Amendment”) to its previously announced definitive agreement with Innovative Industrial Properties, Inc. (“IIPR”) to sell and leaseback its White Haven, Pennsylvania facility. With all other matters for the property already satisfied, the Amendment allows TILT and IIPR to extend the end of the investigational period of the transaction contemplated to a date that is on or before February 28, 2023, to coincide with the new debt facility.

“We continue to be opportunistic in our approach to addressing our legacy debt maturities as well as improving our liquidity position. TILT has had to overcome challenging market conditions to obtain US $40M in non-dilutive capital earlier this year, which along with available cash on hand has resulted in our retiring 94% of our legacy senior debt,” said TILT’s Chief Executive Officer, Gary Santo. “At the same time, we have continued to make excellent progress with new and existing investors in our efforts to finalize the terms of the refinancing of our remaining legacy debt.”

Santo concluded, “This reduction in leverage is consistent with TILT’s strategy of maintaining a prudent capital structure in a challenging financing environment, strengthening our foundation, and positioning the Company for growth in 2023 and beyond.”

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers in regulated markets across 37 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, Standard Farms Ohio, LLC in Ohio, and its partnership with the Shinnecock Indian Nation in New York. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Instagram: @tiltholdings

Twitter: @TILT_Holdings

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information include, without limitation, the anticipated closing of the transaction to sell and leaseback the White Haven, Pennsylvania facility and estimated timing thereof, expectations relating to TILT’s debt refinancing and discussions with the note holders and other investors , expectations with respect to the entry into a definitive agreement with such parties and to sign and close the debt refinancing in the first quarter of 2023, ability to secure improved terms for the future, the Company’s growth expectations in 2023, expectations regarding the ability to satisfy short-term maturing debt and to have the capital and foundation to execute on plans,, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments, and the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that it will be completed on the terms described above and that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking information. Such risk factors include, but are not limited to, the risk that TILT will not reach a definitive agreement with note holders and investors to satisfy its short-term maturing debt or that such debt refinancing will not occur on acceptable terms, or at all, the risk that TILT may not be able to secure additional capital on attractive terms, if at all, and those risks described under the heading “Risk Factors” in Amendment No. 2 to the Form 10 Registration Statement and “Item 1A Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, in each case, as filed by TILT with the United States Securities and Exchange Commission and on SEDAR at www.sedar.com.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829

Media Contact:

Leland Radovanovic

Trailblaze

TILT@trailblaze.co